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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 18, 2008
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Commission File Number 000-25375

VIGNETTE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	74-2769415 (IRS Employer Identification No.)
1301 South MoPac Expressway Austin, Texas 78746 (Address of Principal Executive Offices, Including Zip Code)

(512) 741-4300
(Registrant's Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting held on January 18, 2008 (the "Meeting"), the Compensation Committee (the "Committee") of the Board of Directors of Vignette Corporation (the "Company") approved severance agreement changes for it's senior executives including the following:

    The Company's Chief Executive Officer, Michael A. Aviles,
    The Company's Chief Financial Officer, T. Patrick Kelly,
    The Company's Senior Vice President and General Counsel, Bryce Johnson,
    The Company's Senior Vice President - Worldwide Human Resources, Gayle Wiley

These changes were not made in anticipation of any event, but, instead, were made in order to bring conformity among the severance protection agreements within the senior vice presidents and vice presidents. Any payments made pursuant to these agreements will be made in accordance with the Company's normal payroll procedures subject to certain limitations required by Section 409A of the Internal Revenue Code.

The Committee approved the following severance protection changes for each named executive officer stated above:

Named Executive Officer	Termination by the Company without cause	Resignation for good reason by executive	Termination without cause or resignation for good reason within 18 months of change of control
Michael A. Aviles	18 months of base pay	18 months of base pay	27 months of base pay
T. Patrick Kelly	12 months of base pay + executive performance bonus paid over the 12 months preceding the termination date	12 months of base pay + executive performance bonus paid over the 12 months preceding the termination date	18 months of base pay + executive performance bonus paid over the 12 months preceding the termination date
Bryce Johnson	12 months of base pay + executive performance bonus paid over the 12 months preceding the termination date	12 months of base pay + executive performance bonus paid over the 12 months preceding the termination date	18 months of base pay + executive performance bonus paid over the 12 months preceding the termination date
Gayle Wiley	12 months of base pay + executive performance bonus paid over the 12 months preceding the termination date	12 months of base pay + executive performance bonus paid over the 12 months preceding the termination date	18 months of base pay + executive performance bonus paid over the 12 months preceding the termination date

"Cause" is defined as termination as a direct result of any of the following events which remains uncured after 15 days from the date of notice of such breach or which cannot by its nature be cured: (a) material misconduct that results in material harm to the business of the Company; (b) material and repeated failure to perform duties reasonably assigned by the CEO or the Board of Directors, which failure is not a result of a disability and results in material harm to the business of the Company, provided, however, that the obligation is not to perform any illegal or unethical duties; or (c) any material breach of the Company's policies, particularly those related to business ethics and compliance or breach of the Proprietary Inventions Agreement.

"Good reason" is defined as resignation as a direct result of any of the following events: (i) any material breach by the Company of any provision of the aforementioned severance agreement, which breach is not cured within 15 days following written notice of such breach; (ii) a substantial reduction of responsibilities or compensation following the occurrence of a Change of Control (as defined below) of the Company; or (iii) a relocation of the Company's headquarters office of more than 50 miles from its site as of the date of the aforementioned severance agreement.

"Change of Control" is defined as (i) the acquisition of more than 50% or more of the beneficial ownership interests, or more than 50% or more of the voting power, of the Company, either directly or indirectly, in one or a series of related transactions, by merger, purchase or otherwise, by any person or group of persons acting in concert (including, without limitation, any one or more individuals, corporations, partnerships, trusts, limited liability companies or other entities); (ii) the disposition or transfer, whether by sale, merger, consolidation, reorganization, recapitalization, redemption, liquidation or any other transaction, of more than 50% or more by value of the assets of the Company in one or a series of related or unrelated transactions over time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VIGNETTE CORPORATION
Dated: January 24, 2008	By:	/s/ T. Patrick Kelly T. Patrick Kelly Chief Financial Officer